Exhibit 16

October 18, 2023

Securities and Exchange Commission

100 F Street, N.E.

Washington, DC 20549

Commissioners:

We have read the statements made by Iron Horse Acquisitions Corp. disclosed in its Form S-1 Registration Statement dated October 18, 2023. We agree with the statements concerning our Firm in such Form S-1 in the Changes in and Disagreements with Accountants section; we are not in a position to agree or disagree with other statements of Iron Horse Acquisitions Corp. contained therein. Very truly yours,

Marcum LLP